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                                                                     EXHIBIT 5.1

                    [MCGUIRE WOODS BATTLE & BOOTHE LLP Logo]

                        Bank of America Corporate Center
                       100 North Tryon Street, Suite 2900
                      Charlotte, North Carolina 28202-4011
                 Telephone/TDD (704) 373-8999 Fax (704) 373-8935



                                  April 7, 2000



Information Architects Corporation
4064 Colony Road
Charlotte, NC  28211

Ladies and Gentlemen:

         We have acted as counsel to Information Architects Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") relating to the Information Architects Corporation Omnibus Stock Plan, as amended (the "Plan"). The Registration Statement covers 1,000,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") which have been reserved for issuance under the Plan.

         In reaching the opinion stated in this letter, we have reviewed originals of copies of the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, both as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us and genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

         Based upon the foregoing, we are of the opinion that the 1,000,000 shares of Common Stock, when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,

                                     /s/ McGuire, Woods, Battle & Boothe LLP